PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

Operating Profit Increases 30%
- - - - -

MINNEAPOLIS, November 3, 2008 – Stratasys, Inc. (Nasdaq: SSYS) today announced record third quarter revenue and earnings.

     Revenue rose to $30.6 million for the third quarter ended September 30, 2008 over the $26.5 million reported for the same period in 2007, an increase of 16%. Revenue from proprietary products and services for the third quarter increased by 20% over the same period last year. System shipments totaled 497 units for the third quarter of 2008, versus 521 for the same period last year.

     Operating profit increased 30% to $5.3 million for the third quarter, compared to operating profit of $4.1 million for the same period in 2007.

     Net income increased 15% to $3.7 million for the third quarter, or $0.18 per share, compared to net income of $3.2 million, or $0.15 per share, for the same period last year. The 2007 results are adjusted to reflect the two-for-one stock split completed in August, 2007.

     Stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R was approximately $238,000 net of tax, or $0.01 per share for the third quarter of 2008, and approximately $203,000 net of tax, or $0.01 per share, for the same period last year.

     Revenue rose to $92.6 million for the nine-month period ended September 30, 2008 over the $82.0 million reported for the same period last year, an increase of 13%. Revenue from proprietary products and services for the nine-month period increased by 16% over the same period last year. System shipments totaled 1,614 units for the nine-month period, versus 1,633 for the same period last year.

     Operating profit increased 23% to $16.6 million for the nine-month period, compared to operating profit of $13.6 million for the same period in 2007.

     Net income increased 16% to $11.6 million for the nine-month period, or $0.54 per share, compared to net income of $10.0 million, or $0.47 per share, for the same period last year.

     Stock-based compensation expense required under SFAS 123R was approximately $767,000 net of tax, or $0.04 per share for the nine-month period of 2008, and approximately $546,000 net of tax, or $0.03 per share, for the same period in 2007.

     “We are very pleased with our third quarter results considering the current global economic environment,” said Scott Crump, chairman and chief executive officer of Stratasys. “Our strong third quarter performance was driven by an impressive 68% increase in our proprietary high-end system revenue, which resulted from the positive momentum of our new high-end products. Operating profit in the third quarter grew by 30% over last year, the fastest year-over-year growth since the first quarter of 2007.

     “While the growth in our high-end system business may seem to defy conventional expectation given the current economic environment, this performance reflects our successful new product and marketing strategies which target new applications for direct digital manufacturing (DDM). Given that the positive momentum within this business has continued into the first part of the fourth quarter, we remain cautiously optimistic.

     “Consumable revenue for the third quarter grew by 20% over last year, a result of our growing installed base of systems. In addition, we believe that our consumable sales are benefiting from the recent growth in our high-end systems, which traditionally operate at significantly higher rates of consumable usage. For example, the FDM 900mc, our largest and fastest high-end system, will annually consume over 10 times the material consumed by the average 3D printer in a year.

     “Our paid parts business continued to improve in the third quarter, with quarterly revenue expanding by 22% over last year. The improved performance is attributable to the changes we have made within our sales and marketing activities, as well as to the growth from new opportunities for architectural and direct digital manufacturing applications. We believe this positive momentum will lead to another strong performance for this business in the fourth quarter.

      “3D printer system revenue for the third quarter was flat over last year, a continuation of the trend we observed in the second quarter, and reflective of our expectations. The business continues to be negatively impacted by customers that are less inclined to make innovative investments within a weak manufacturing environment. While we expect these trends will continue into the fourth quarter, we believe that our planned initiatives should accelerate 3D printer unit growth in the coming periods.

     “While the impact of the current economic crisis is difficult to predict, we are generating positive cash flow from operations and our current expectations and outlook are for a strong finish in 2008. In addition, we are well positioned for economic uncertainty given our strong cash position and no long-term debt.

     “Despite a potential downturn in the capital equipment market, our innovative products and services are helping our manufacturing customers to reduce development costs, shorten product release schedules, and provide alternatives to traditional manufacturing processes. We believe these factors will continue to drive strong demand growth for our products, and we remain optimistic about our future,” Crump concluded.

     Stratasys provided the following information regarding its financial guidance for the fiscal year ending December 31, 2008:

  Maintaining revenue guidance of $125 million to $130 million.

  Maintaining non-GAAP earnings guidance, which excludes stock-based compensation expenses required under SFAS 123R, of $0.79 to $0.84 per share.

  Maintaining GAAP earnings guidance of $0.75 to $0.80 per share.

  Stock-based compensation expenses required under SFAS 123R are estimated at $0.04 to $0.05 per share.

     Appropriate reconciliations between non-GAAP and GAAP financial measures are provided in a table at the end of this press release.

     The Company will hold a conference call to discuss its third quarter financial results on Monday, November 3, 2008 at 8:30 a.m. (EDT). The investor conference call will be available via live webcast on the Stratasys web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 888-680-0890, and the international dial-in is 617-213-4857. The access code is 27205667. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PR7FXLFVV.

     Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures office-based rapid prototyping and direct digital manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2008, Stratasys supplied 44 percent of all systems installed worldwide in 2007, making it the unit market leader, for the sixth consecutive year. Stratasys developed the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional prototypes and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, architecture and consumer product industries. For more information on the company, go to www.Stratasys.com; www.DimensionPrinting.com; www.RedEyeRPM.com; www.RedEyeARC.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our DimensionTM 3D printer line and our FDM 200mcTM , 360mcTM , 400mcTM , 900mcTM, MaxumTM, TitanTM, and VantageTM productivity lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates and positive momentum experienced in this and preceding quarters; our ability to introduce, produce and market new materials such as ABS-Plus and ABS-M30; and the market acceptance of these and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM and other paid parts services; and the other risks detailed from time to time in our SEC Reports, including the quarterly reports to be filed on Form 10-Q throughout 2008; and our annual report on Form 10-K filed for the year ended December 31, 2007.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance, primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R. In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$23,965,510	$20,690,590	$73,919,081	$64,579,560
Services	$6,603,918	$5,772,882	$18,632,957	$17,452,266
	$30,569,428	$26,463,472	$92,552,038	$82,031,826

Cost of goods sold
Product	$12,048,155	$9,787,018	$34,512,079	$29,145,219
Services	$2,706,835	$3,187,655	$7,553,275	$9,091,199
	$14,754,990	$12,974,673	$42,065,354	$38,236,418

Gross profit	$15,814,438	$13,488,799	$50,486,684	$43,795,408

Operating expenses
Research and development	$2,100,349	$1,964,619	$6,841,822	$5,571,254
Selling, general and administrative	$8,415,988	$7,435,325	$27,004,811	$24,667,240
	$10,516,337	$9,399,944	$33,846,633	$30,238,494

Operating income	$5,298,101	$4,088,855	$16,640,051	$13,556,914

Other income (expense)
Interest income, net	$498,831	$629,074	$1,646,730	$1,730,733
Foreign currency transaction losses	$(83,794)	$(101,250)	$(299,620)	$(346,518)
Other	$(33,560)	$(2,651)	$(286,592)	$35,330
	$381,477	$525,173	$1,060,518	$1,419,545

Income before income taxes	$5,679,578	$4,614,028	$17,700,569	$14,976,459

Income taxes	$1,970,011	$1,377,038	$6,096,378	$4,948,472

Net income	$3,709,567	$3,236,990	$11,604,191	$10,027,987

Earnings per common share
Basic	$0.18	$0.15	$0.56	$0.48
Diluted	$0.18	$0.15	$0.54	$0.47

Weighted average number of common
shares outstanding
Basic	20,616,338	20,939,735	20,829,338	20,693,597
Diluted	21,021,417	21,813,829	21,354,073	21,519,903

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$16,914,916	$16,211,771
Short-term investments	$6,058,366	$27,257,592
Accounts receivable, less allowance for returns and
doubtful accounts of $1,259,973 in 2008 and $1,205,621 in 2007	$31,493,285	$26,307,053
Inventories, net	$19,770,800	$12,771,235
Net investment in sales-type leases	$5,417,846	$3,256,953
Prepaid expenses	$2,801,944	$2,507,316
Deferred income taxes	$711,000	$711,000
Total current assets	$83,168,157	$89,022,920

Property and equipment, net	$29,154,778	$26,577,362

Other assets
Intangible assets, net	$8,411,960	$8,063,319
Net investment in sales-type leases	$2,609,972	$4,101,682
Deferred income taxes	$786,000	$719,000
Long-term investments - available for sale securities	$1,940,000	$-
Long-term investments	$17,444,352	$17,965,489
Other	$1,623,873	$2,307,250
Total other assets	$32,816,157	$33,156,740

	$145,139,092	$148,757,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$12,834,173	$13,959,022
Unearned revenues	$12,093,827	$10,964,471
Total current liabilities	$24,928,000	$24,923,493

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,906,026 shares in 2008 and
25,610,654 shares in 2007	$259,060	$256,108
Capital in excess of par value	$91,232,771	$87,023,541
Retained earnings	$67,888,374	$56,284,182
Accumulated other comprehensive loss	$(164,688)	$172,073
Less cost of treasury stock, 5,687,631 shares in 2008 and
4,600,056 shares in 2007	$(39,004,425)	$(19,902,375)
Total stockholders' equity	$120,211,092	$123,833,529

	$145,139,092	$148,757,022

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended September 30,			Three Months Ended September 30,
	2008		2008	2007		2007
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative expenses	$8,415,988	$(321,285)	$8,094,703	$7,435,325	$(241,000)	$7,194,325
Total operating expenses	10,516,337	(321,285)	10,195,052	9,399,944	(241,000)	9,158,944
Operating income	5,298,101	321,285	5,619,386	4,088,855	241,000	4,329,855

Income before income taxes	5,679,578	321,285	6,000,863	4,614,028	241,000	4,855,028
Income taxes	1,970,011	83,000	2,053,011	1,377,038	38,124	1,415,162

Net income	$3,709,567	$238,285	$3,947,852	$3,236,990	$202,876	$3,439,866

Earnings per common share
Basic	$0.18	$0.01	$0.19	$0.15	$0.01	$0.16
Diluted	$0.18	$0.01	$0.19	$0.15	$0.01	$0.16

Weighted average number of common
shares outstanding
Basic	20,616,338		20,616,338	20,939,735		20,939,735
Diluted	21,021,417		21,021,417	21,813,829		21,813,829

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2008		2008	2007		2007
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative	$27,004,811	$(956,503)	$26,048,308	$24,667,240	$(723,000)	$23,944,240
Total operating expenses	$33,846,633	$(956,503)	$32,890,130	$30,238,494	$(723,000)	$29,515,494
Operating income	$16,640,051	$956,503	$17,596,554	$13,556,914	$723,000	$14,279,914

Income before income taxes	$17,700,569	$956,503	$18,657,072	$14,976,459	$723,000	$15,699,459
Income taxes	$6,096,378	$189,218	$6,285,596	$4,948,472	$176,812	$5,125,284

Net income	$11,604,191	$767,285	$12,371,476	$10,027,987	$546,188	$10,574,175

Earnings per common share
Basic	$0.56	$0.04	$0.60	$0.48	$0.03	$0.51
Diluted	$0.54	$0.04	$0.58	$0.47	$0.03	$0.50

Weighted average number of common
shares outstanding
Basic	20,829,338		20,829,338	20,693,597		20,693,597
Diluted	21,354,073		21,354,073	21,519,903		21,519,903

       (1) These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

STRATASYS, INC.

FISCAL YEAR 2008
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range
U.S. GAAP measure	$0.75 to $0.80

Adjustments to exclude the effects
of expenses related to stock-based
compensation under SFAS 123R	$0.04 - $0.05

Non-GAAP estimates	$0.79 to $0.84